UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on July 16, 2015, Autoliv ASP, Inc. (“Purchaser”), a wholly-owned subsidiary of Autoliv, Inc. (“Autoliv”), entered into a Stock Purchase Agreement with M/A-COM Technology Solutions Inc. (“Seller”), RoadScape Automotive, Inc. (f/k/a M/A-COM Auto Solutions Inc.) (“RoadScape Automotive”) and, for the limited purposes set forth therein, M/A-COM Technology Solutions Holdings, Inc., pursuant to which Purchaser agreed to purchase all of the common stock of RoadScape Automotive from Seller (the “Transaction”).

On August 17, 2015, the Transaction was completed, and Autoliv issued a press release announcing the closing of the Transaction. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release dated August 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary

Date: August 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 17, 2015